UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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ARDEA BIOSCIENCES, INC.

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Filed by Ardea Biosciences, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Ardea Biosciences, Inc.

Commission File No. 001-33734

This filing relates to a press release dated April 23, 2012 issued by Ardea Biosciences, Inc. (the “Company”). The following is a copy of the press release.

ASTRAZENECA TO ACQUIRE ARDEA BIOSCIENCES FOR $1.26 BILLION

INCLUDING LEAD PRODUCT LESINURAD IN PHASE III DEVELOPMENT FOR

GOUT

SAN DIEGO, April 23, 2012 — AstraZeneca and Ardea Biosciences, Inc. (Nasdaq: RDEA) today announced that they have entered into a definitive merger agreement, pursuant to which AstraZeneca will acquire Ardea, a San Diego, California-based biotechnology company focused on the development of small-molecule therapeutics. Ardea’s clinically most advanced product candidate, lesinurad (formerly known as RDEA594), is currently in Phase III development as a potential treatment for the chronic management of hyperuricaemia in patients with gout.

Under the terms of the agreement, AstraZeneca will acquire Ardea for $32 per share which represents a total cash value of approximately $1.26 billion. This represents a premium on the value of Ardea’s stock of 50% based on the one month volume-weighted average price (VWAP) and 54% based on the closing price on Friday, 20 April 2012.

Lesinurad is a selective inhibitor of URAT1, a transporter in the proximal tubule cells of the kidney that regulates uric acid excretion from the body, which is being developed as an oral, once-daily treatment for the chronic management of hyperuricaemia in patients with gout. Lesinurad is being studied in an ongoing Phase III clinical development programme as an add-on treatment to allopurinol in patients not reaching target serum uric acid levels on allopurinol alone, as monotherapy for those patients who are intolerant to allopurinol or febuxostat and as an add-on treatment to febuxostat in patients with tophaceous gout. Filings for a New Drug Application (NDA) in the US and a Marketing Authorisation Application (MAA) in the EU are planned for the first half of 2014. AstraZeneca also plans to develop and commercialise lesinurad in China and Japan. AstraZeneca will supplement Ardea’s existing capabilities to progress lesinurad Phase III development programme and regulatory submissions. The company will seek to absorb the further development costs of the Ardea compounds in its existing R&D programme.

Through this acquisition, AstraZeneca would also add to its pipeline RDEA3170, a next-generation selective URAT1 inhibitor currently in Phase I development.

“This attractive Phase III programme is an excellent opportunity to leverage AstraZeneca’s global specialty and primary care sales and marketing capabilities,” said David Brennan, Chief Executive Officer of AstraZeneca. “The Ardea team has done a great job developing lesinurad along with a promising next-generation gout programme. These compounds have real potential to benefit patients.”

“We are delighted to be joining AstraZeneca,” said Barry D. Quart, President and Chief Executive Officer of Ardea. “From our earliest interactions, we were impressed with the quality of AstraZeneca’s people and we are confident their commercial strength and global reach will help realise the full potential of our programmes. The Ardea team and I are committed to helping complete development and working to secure registration for lesinurad.”

The Boards of Directors of AstraZeneca and Ardea have unanimously approved the terms of the agreement, and Ardea’s Board has recommended that its shareholders approve the transaction. Subject to the approval of Ardea’s shareholders as well as other conditions including customary regulatory approvals, the transaction will close in the second or third quarter of 2012. Ardea shareholders representing approximately 30% of the current total shares outstanding have entered into a voting agreement with AstraZeneca to vote in favour of the transaction.

About Gout

Gout is a painful, debilitating and progressive disease caused by abnormally elevated levels of uric acid in the blood stream. This leads to the deposition of painful, needle-like uric acid crystals in and around the connective tissue of the joints and in the kidneys.

It is estimated that there were approximately 14.7 million diagnosed prevalent cases of chronic gout in the major markets in 2009, which is forecast to grow to 16.6 million in 2019.

About Ardea

Ardea is a biotechnology company based in San Diego, California, focused on the development of small-molecule therapeutics for the treatment of serious diseases. Ardea’s most advanced clinical-stage product candidates include lesinurad, formerly known as RDEA594, a selective, oral URAT1 transporter inhibitor for the chronic management of hyperuricaemia in patients with gout and BAY 86-9766, formerly known as RDEA119, a specific inhibitor of mitogen-activated ERK kinase (MEK) for the treatment of cancer which is being developed under a global license agreement with Bayer HealthCare. For more information please visit: www.ardeabio.com

Ardea shareholder information

In connection with the proposed acquisition and required stockholder approval, Ardea will file with the SEC a proxy statement. The proxy statement will be mailed to the stockholders of Ardea. Ardea’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Ardea by going to Ardea’s Investor Relations page on its corporate website as above.

Ardea and its officers and directors may be deemed to be participants in the solicitation of proxies from Ardea’s stockholders with respect to the acquisition. Information about Ardea’s executive officers and directors and their ownership of Ardea stock is set forth in the proxy statement for the Ardea 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Ardea and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

About AstraZeneca

AstraZeneca is a global, innovation-driven biopharmaceutical business with a primary focus on the discovery, development and commercialisation of prescription medicines for gastrointestinal, cardiovascular, neuroscience, respiratory and inflammation, oncology and infectious disease. AstraZeneca operates in over 100 countries and its innovative medicines are used by millions of patients worldwide. For more information please visit: www.astrazeneca.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the timing and anticipated completion of the proposed merger, the benefits and synergies expected to result from the proposed merger, the anticipated customer base for Ardea following the completion of the proposed merger, Ardea’s plans and goals, the expected properties and benefits of lesinurad, BAY 86-9766 (RDEA119), RDEA3170 and Ardea’s other compounds and the timing and results of Ardea’s preclinical, clinical and other studies, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include any operational or cultural difficulties associated with the integration of the businesses of the Company and AstraZeneca, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, unexpected costs, charges or expenses resulting from the proposed merger, litigation or adverse judgments relating to the proposed merger, risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied, any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction, and any changes in general economic and/or industry-specific conditions, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. Certain of these and other risks and uncertainties are described more fully in Ardea’s most recently filed SEC documents, including Ardea’s Annual Report on Form 10-K and Ardea’s Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

ARDEA CONTACTS

Stephen Davis     (858) 652-6528    sdavis@ardeabio.com

John Beck           (858) 652-6523    jbeck@ardeabio.com

ASTRAZENECA CONTACTS

Media Enquiries

Esra Erkal-Paler                                                      +44 20 7604 8030

Sarah Lindgreen                                                      +44 20 7604 8033

Investor Enquiries UK

James Ward-Lilley                                                  +44 20 7604 8122 mob: +44 7785 432613

Karl Hård                                                                 +44 20 7604 8123 mob: +44 7789 654364

Nicklas Westerholm                                                +44 20 7604 8124 mob: +44 7585 404950

Investor Enquiries US

Ed Seage                                                                   +1 302 886 4065 mob: +1 302 373 1361

Jorgen Winroth                                                         +1 212 579 0506 mob: +1 917 612 4043

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